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                                                                   Exhibit 23(b)

                            [letterhead of Arthur Andersen]

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our reports (and to all references to our Firm) included in or made a part of this registration statement.

                                               /s/ Arthur Andersen LLP

Boston, Massachusetts
June 9, 2000